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                                                                    EXHIBIT 12.1

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                             FOR THE THREE MONTHS
                                                    FOR THE YEARS ENDED DECEMBER 31,                             ENDED MARCH 31,
                                    -------------------------------------------------------------------   -------------------------
                                       1998           1999         2000           2001         2002          2002          2003
                                    -------------------------------------------------------------------   -------------------------
                                                                             (IN THOUSANDS)

FIXED CHARGES:
  Gross interest expense            $   14,414     $   25,167   $    25,100   $    15,034   $    15,373   $     3,576   $     3,637
  Interest portion of rent expense          39             28            40            46           122            24            33
                                    ----------     ----------   -----------   -----------   -----------   -----------   -----------
                                        14,453         25,195        25,140        15,080        15,495         3,600         3,670

EARNINGS:
  Income (loss) before taxes          (113,440)        36,369       127,743       189,404       109,586        18,981        68,508
  Plus:  fixed charges                  14,453         25,195        25,140        15,080        15,495         3,600         3,670
  Less:  capitalized interest            9,817         11,860        13,739        12,042         7,975         2,166         1,371
                                    ----------     ----------   -----------   -----------   -----------   -----------   -----------
                                    $ (108,804)    $   49,704   $   139,144   $   192,442   $   117,106   $    20,415   $    70,807

RATIO OF EARNINGS TO FIXED CHARGES         N/M(1)         2.0x          5.5x         12.8x          7.6x          5.7x         19.3x

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(1)  For the year ended December 31, 1998, ratio of earning to fixed charges was less than one-to-one coverage due to a deficiency of $123.2 million caused by a writedown of the carrying value of our natural gas and oil properties of $130 million ($84.5 million after taxes).